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                                                            EXHIBIT NO. 99.13(b)

                          MFS VARIABLE INSURANCE TRUST

                                  SERVICE CLASS
                    DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                 OF THE 1940 ACT

                            EFFECTIVE APRIL 26, 2000

                                                                 AS OF 4/29/2005

                                   SCHEDULE A


                        MFS Capital Opportunities Series
                           MFS Emerging Growth Series
                            MFS Global Equity Series
                             MFS High Income Series
                        MFS Investors Growth Stock Series
                           MFS Investors Trust Series
                            MFS Mid Cap Growth Series
                             MFS Money Market Series
                            MFS New Discovery Series
                            MFS Research Bond Series
                               MFS Research Series
                        MFS Research International Series
                           MFS Strategic Income Series
                             MFS Total Return Series
                              MFS Utilities Series
                                MFS Value Series